UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2010
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On April 21, 2010, Advanced Energy Industries, Inc. (the “Company”) entered into Amendment No. 1 to the Agreement and Plan of Merger (the “Amendment”) with Neptune Acquisition Sub, Inc., an Oregon corporation and wholly-owned subsidiary of the Company (“Acquisition Sub”), and PV Powered, Inc., an Oregon corporation (“PV Powered”). The Amendment amends certain provisions of the Agreement and Plan of Merger dated March 24, 2010 by and among the Company, Acquisition Sub and PV Powered (the “Merger Agreement”) to address the conditions to the closing (i) that all PV Powered stock options and warrants that are not exercised prior to or contemporaneously with the closing be terminated as of the closing; and (ii) that there be no more than thirty-five (35) shareholders who are not accredited investors (as defined in Regulation D of the Securities Act of 1933, as amended (“Regulation D”)) who receive shares of the Company in the merger and that the issuance of such shares complies with the requirements of Regulation D.
The Amendment provides that (i) the exercise price of any options and warrants to purchase capital stock of PV Powered that are exercised other than by cash payment prior to the closing will be satisfied by deducting the aggregate exercise price from the cash consideration payable to the holder under the Merger Agreement and (ii) the merger consideration payable at closing will be allocated such that certain holders of PV Powered stock options who are not accredited investors under Regulation D will receive only cash consideration at closing. These amendments do not result in any change to the aggregate merger consideration payable by the Company under the Merger Agreement.
The other terms of the Merger Agreement not expressly amended by the Amendment are unchanged and continue in full force and effect. The consummation of the merger remains subject to satisfaction of certain closing conditions set forth in the Merger Agreement, a copy of which was filed by the Company as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2010.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the actual terms of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8 K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.
The information in this Form 8-K that is furnished under “Item 2.02 Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
On April 22, 2010, the Company announced via press release its financial results for the quarter ended March 31, 2010. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 20, 2010, the Board of Directors of the Company, upon the recommendation of the Compensation Committee of the Board of Directors, established individual performance objectives for the Chief Executive Officer of the Company, and the Compensation Committee of the Board of Directors established individual performance objectives for each of the other named executive officers of the Company, under the Company’s Leadership Corporate Incentive Plan (“Leadership Plan”). As previously disclosed, the Company maintains two cash bonus plans: the Leadership Plan and the Employee Corporate Incentive Plan (“Employee Plan”). The Leadership Plan provides the Company’s executive officers and other key leaders, including the Company’s named executive officers, with the opportunity to earn cash bonuses based on achievement of corporate performance metrics and individual performance objectives. Participants in the Leadership Plan do not participate in the Employee Plan.
Following the end of each fiscal year, the Company funds a joint bonus pool for awards under the Leadership Plan and the Employee Plan, only if (a) the Company’s total revenue for the year equals or exceeds the total revenue set forth in the Company’s annual operating plan approved by the Board of Directors (the “AOP Revenue”), and (b) the Company’s operating income for the year exceeds 5% of the Company’s total revenue. Achievement of both of these corporate performance metrics is required in order to fund the bonus pool for the Leadership Plan and achievement of the operating income target only is required to fund the Employee Plan.
The amount of the bonus pool for both plans, if a bonus pool is funded, will be equal to 10% of the Company’s operating income for the year. However, for 2010, the Board of Directors, upon the recommendation of the Compensation Committee, approved an increase in the bonus pool to up to 17.5% of the Company’s operating income for the year. If the Company’s total revenue exceeds the AOP Revenue by at least $80 million, the bonus pool will be equal to 17.5% of the Company’s operating income for the year. The bonus pool will increase incrementally from 10% to 17.5% of the Company’s operating income for the year, if the Company’s total revenue exceeds the AOP Revenue by less than $80 million.
If the bonus pool is funded, any individual bonus payable to a named executive officer under the Leadership Plan will be based upon such named executive officer’s (a) pre-established target bonus, (b) annual performance review and (c) achievement of individual performance objectives, subject to consideration of the total size of the bonus pool and the limitation that no participant may receive a bonus greater than 150% of his or her pre-established target bonus.
The pre-established target bonuses for the Company’s named executive officers under the Leadership Plan are as follows:
•	Hans Georg Betz, Chief Executive Officer — 90% of base salary

•	Yuval Wasserman, President and Chief Operating Officer — 70% of base salary

•	Lawrence D. Firestone, Executive Vice President and Chief Financial Officer — 60% of base salary
The individual performance objectives for the named executive officers are based upon each named executive officer’s individual contributions to the Company’s overall execution of its initiatives in the categories of (1) revenue growth, (2) long-term strategic planning and execution, (3) organizational development and succession planning, (4) business and financial process development and (5) management of acquisitions or divestitures. Dr. Betz also has individual performance objectives with respect to investor relations, enhancing stockholder return and maintaining quality controls. Mr. Wasserman also has an individual performance objective with respect to the launch of a one megawatt Solaron inverter.
The Board of Directors maintains the discretion to evaluate each executive officer’s performance against his individual performance objectives and determine the relative weight of such objectives.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Amendment No. 1 to the Agreement and Plan of Merger by and among Advanced Energy Industries, Inc., PV Powered, Inc. and Neptune Acquisition Sub, Inc., dated as of April 21, 2010

99.1	Press release dated April 22, 2010 by Advanced Energy Industries, Inc., reporting its financial results for the quarter ended March 31, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.

Date: April 22, 2010
/s/ Thomas O. McGimpsey

Thomas O. McGimpsey
Vice President, General Counsel & Corporate Secretary

Exhibit Index
10.1	Amendment No. 1 to the Agreement and Plan of Merger by and among Advanced Energy Industries, Inc., PV Powered, Inc. and Neptune Acquisition Sub, Inc., dated as of April 21, 2010

99.1	Press release dated April 22, 2010 by Advanced Energy Industries, Inc., reporting its financial results for the quarter ended March 31, 2010.